UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) October 17, 2022

Bright Health Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40537	47-4991296
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 900, Minneapolis, Minnesota	55437
Address of Principal Executive Office	(Zip Code)
(612) 238-1321
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.

As previously announced, Bright Health Group, Inc. (the “Company”) entered into an Investment Agreement dated as of October 10, 2022 (as amended, the “Investment Agreement”) with certain purchasers (collectively, the “Purchasers”), relating to the issuance and sale by the Company to the Purchasers of 175,000 shares of the Company’s Series B Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), for an aggregate purchase price of $175.0 million, or $1,000 per share (the “Issuance”). On October 17, 2022, the Issuance was consummated (the “Closing” and the date of the Closing, the “Closing Date”).

Amended and Restated Registration Rights Agreement

In connection with the Closing, the Company, the Purchasers and certain other holders entered into the Third Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which the Company agreed to amend and restate in its entirety the Company’s existing registration rights agreement, as amended, to provide to the Purchasers and the other Holders (as defined in the Amended and Restated Registration Rights Agreement) certain customary registration and other rights, including shelf registration rights, with respect to the shares of capital stock of the Company held by the Purchasers and such other Holders.

The foregoing description of the Amended and Restated Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02    Unregistered Sales of Equity Securities.

The information regarding the Issuance set forth in Item 1.01 and the information regarding the Series B Preferred Stock set forth in Item 5.03 is incorporated by reference into this Item 3.02. The Issuance of the Series B Preferred Stock pursuant to the Investment Agreement was undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. The Purchasers each represented to the Company that such Purchaser is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Series B Preferred Stock is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing shares of Series B Preferred Stock or shares of Common Stock issued in connection with any future conversion of the Series B Preferred Stock.

The information in Item 5.03 with respect to the Certificate of Designations is incorporated by reference into this Item 3.02.

Item 3.03    Material Modifications to Rights of Security Holders.

The information in Item 3.02 and the information in Item 5.03 are incorporated by reference into this Item 3.03.

Item 5.03    Amendments to Articles of Incorporation or Bylaws.

On October 17, 2022, the Company filed with the Secretary of State of the State of Delaware (i) a Certificate of Amendment (the “Series A Amendment”) to the Certificate of Designations for the Company’s Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), providing for a weighted average anti-dilution adjustment in connection with issuances of equity-linked securities with a purchase or conversion price less than the optional conversion price of the Series A Preferred Stock and (ii) a Certificate of Designations designating the Series B Preferred Stock (the “Series B Certificate of Designations”) and establishing the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of Series B Preferred Stock. The Series A Amendment and the Series B Certificate of Designations became effective upon filing.

The Series B Preferred Stock ranks on a parity basis with the Series A Preferred Stock, and senior to the Company’s common stock, par value $0.0001 per share (the "Common Stock"), with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series B Preferred Stock has an initial liquidation preference of $1,000 per share, which shall increase by accumulated quarterly dividends that are not paid in cash ("compounded dividends"). Holders of the Series B Preferred Stock are entitled to a dividend at the rate of 5.0% per annum, accruing daily and payable quarterly in arrears and subject to certain adjustments, as set forth in the Series B Certificate of Designations. Dividends will be payable in cash, by increasing the amount of liquidation preference (compounded dividends) with respect to a share of Series B Preferred Stock, or any combination thereof, at the sole discretion of the Company.

The Series B Preferred Stock will be convertible at the option of the holders into (I) the number of shares of Common Stock equal to the quotient of (a) the sum of (x) the liquidation preference (reflecting increases for compounded dividends) plus (y) the accrued dividends with respect to each share of Series B Preferred Stock as of the applicable conversion date divided by (b) the conversion price (initially approximately $1.4169) as of the applicable conversion date plus (II) cash in lieu of fractional shares, subject to certain anti‑dilution adjustments. At any time after the third anniversary of the Closing Date, if the closing price per share of Common Stock on the New York Stock Exchange was greater than $4.07 for (x) each of at least twenty (20) trading days in any period of thirty (30) consecutive trading days and (y) the last trading day immediately before the Company provides the holders with notice of its election to convert all of the Series B Preferred Stock into the relevant number of shares of Common Stock, the Company may elect to convert all of the Series B Preferred Stock into the relevant number of shares of Common Stock.

Under the Series B Certificate of Designations, holders of the Series B Preferred Stock are entitled to vote with the holders of the Common Stock on an as‑converted basis, solely with respect to (i) a change of control transaction (to the extent such change of control transaction is submitted to a vote of the holders of the Common Stock) or (ii) the issuance of capital stock by the Company in connection with an acquisition by the Company (to the extent such issuance is submitted to a vote of the holders of the Common Stock), subject to certain restrictions. Holders of the Series B Preferred Stock are entitled to a separate class vote with respect to, among other things, amendments to the Company’s organizational documents that have an adverse effect on the Series B Preferred Stock, authorizations or issuances by the Company of securities that are senior, increases or decreases in the number of authorized shares of Series B Preferred Stock or issuances of shares of Series B Preferred Stock in excess of the authorized number of shares of Series B Preferred Stock.

At any time following the fifth anniversary of the original issuance date of the Series B Preferred Stock (the “original issuance date”), the Company may redeem all of the Series B Preferred Stock of a Purchaser for a per share amount in cash equal to: (i) the sum of (A) the liquidation preference (reflecting increases for compounded dividends) thereof plus (B) all accrued dividends as of the applicable redemption date, multiplied by (ii) (A) 105% if the redemption occurs at any time prior to the seventh anniversary of the original issuance date and (B) 100% if the redemption occurs at any time on or after the seventh anniversary of the original issuance date. Upon certain change of control events involving the Company, each holder of the Series B Preferred Stock may, at such holder’s election, convert their shares of Series B Preferred Stock into Common Stock at the then‑current conversion price or require the Company to purchase all or a portion of such holder’s shares of Series B Preferred Stock that have not been so converted at a purchase price per share of Series B Preferred Stock, payable in cash, equal to the greater of (I) (A) if the change of control effective date occurs at any time prior to the seventh anniversary of the original issuance date, the product of 105% multiplied by the sum of (x) the liquidation preference of such share of Series B Preferred Stock (reflecting increases for compounded dividends) plus (y) the accrued dividends in respect of such share of Series B Preferred Stock as of the change of control purchase date and (B) if the change of control effective date occurs on or after the seventh anniversary of the original issuance date, the sum of (x) the liquidation preference (reflecting increases for compounded dividends) of such share of Series B Preferred Stock plus (y) the accrued dividends in respect of such share of Series B Preferred Stock as of the change of control purchase date and (II) the consideration that would have been payable in connection with such change of control if such share of Series B Preferred Stock had been converted into Common Stock immediately prior to the change of control.

The foregoing description of the Series A Amendment and the Series B Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Series A Amendment and the Series B Certificate of Designations, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On October 18, 2022, the Company issued a press release announcing that it had consummated the Issuance. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including the press release furnished herewith as Exhibit 99.1, shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Designations of Series A Convertible Perpetual Preferred Stock of Bright Health Group, Inc.
3.2	Certificate of Designations of Series B Convertible Perpetual Preferred Stock of Bright Health Group, Inc.
10.1	Third Amended and Restated Registration Rights Agreement, dated as of October 17, 2022, by and among Bright Health Group, Inc. and the other parties named therein.
99.1	Press Release, dated October 18, 2022.
104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HEALTH GROUP, INC.

Date:	October 18, 2022	By:	/s/ Jeff Craig
		Name:	Jeff Craig
		Title:	General Counsel and Corporate Secretary